                                                                    Exhibit 3.59


                            CERTIFICATE OF AMENDMENT

                                       OF

                         CAPSTAR FRAZER COMPANY, L.L.C.


     1. The name of the limited liability company is: CAPSTAR FRAZER COMPANY, L.L.C.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

          "2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: The Corporation Trust Company."

     3.  This Certificate of Amendment shall be effective on July 1, 1998.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of CAPSTAR FRAZER COMPANY, L.L.C. this 25th day of June, 1998.

                                        /s/ Christopher L. Bennett
                                        ------------------------------
                                        Christopher L. Bennett
                                    By: Authorized Person
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                             CERTIFICATE OF MERGER

     THIS CERTIFICATE OF MERGER is dated as of May 5, 1997, by and between CapStar Great Valley Partners, L.P. ("Great Valley"), a Delaware limited partnership, and CapStar Frazer Company, L.L.C. ("Frazer"), a Delaware limited liability company.

                                  WITNESSETH:

1. The Agreement of Merger between Great Valley and Frazer, dated as of April 15, 1997, has been approved and executed by both Great Valley and Frazer.

2.   The Agreement of Merger between Great Valley and Frazer is on file at:

          1010 Wisconsin Avenue, N.W., Suite 650
          Washington, D.C. 20007;

said office being the principal place of business of Frazer, the surviving entity of the Agreement of Merger.

3. A copy of the Agreement of Merger will be provided by Frazer upon request and without cost to any member of Frazer or any person holding an interest in Great Valley.

     IN WITNESS WHEREOF, Great Valley and Frazer have duly executed this Certificate of Merger as of the year and date first above written.

                       CAPSTAR GREAT VALLEY PARTNERS, L.P.
                       By: EquiStar Acquisition Corporation, its general partner


                       By: /s/ John E. Plunket
                          ------------------------------------------------------
                          John E. Plunket
                          Vice President


                       CAPSTAR FRAZER COMPANY, L.L.C.
                       By: CapStar Management Company II, L.P., member
                       By: CapStar General Corp., its general partner


                       By: /s/ John E. Plunket
                          ------------------------------------------------------
                          John E. Plunket
                          Vice President

                            CERTIFICATE OF FORMATION

                                       OF

                         CAPSTAR FRAZER COMPANY, L.L.C.

     This Certificate of Formation of CAPSTAR FRAZER COMPANY, L.L.C. (the "LLC"), dated as of April 14, 1997, is being duly executed and filed by John E. Plunket, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et. seq.).

     FIRST. The name of the limited liability company formed hereby is CapStar Frazer Company, L.L.C.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                         /s/ John E. Plunket
                                         --------------------
                                         John E. Plunket
                                         Authorized Person